UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 19, 2017, SEACOR Holdings Inc. (“SEACOR”) issued a press release announcing the results of its offer to repurchase its 2.50% Convertible Senior Notes due 2027. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

On December 20, 2017, SEACOR announced the payment of its dividend of 3,977,135 shares of Dorian LPG Ltd. common stock on a pro rata basis to all of the holders of record of common stock of SEACOR as of December 8, 2017 at 5:00 p.m., New York City time (the “Dividend”).

On December 20, 2017, SEACOR issued a press release announcing the completion of the Dividend. A copy of the press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., dated December 19, 2017 (incorporated herein by reference to Exhibit (a)(5)(D) to SEACOR’s Amendment No. 4 to its Schedule TO filed on December 19, 2017).
99.2	Press Release of SEACOR Holdings Inc., dated December 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ WILLIAM C. LONG
Name:	William C. Long
Title:	Executive Vice President, Chief Legal Officer and
Corporate Secretary

Dated: December 20, 2017